Exhibit 10.42

VSS Fund Management LLC

Park Avenue Plaza

55 East 52nd Street, 33rd Floor

New York, NY 10055

December 10, 2015

The Administrative Agent and the Lenders

(as defined in the Credit Agreement referred to below)

Re:

Agreement dated as of July 24, 2009, by and between VSS Fund Management LLC and Cambium Learning Group, Inc., as amended by that certain Amendment No. 1 to Agreement dated as of March 19, 2013 (as so amended, and as further amended, supplemented or otherwise modified from time to time, the “Management Agreement”)

Ladies and Gentlemen:

VSS Fund Management LLC, for itself and on behalf of its Affiliates (collectively, “VSS”), hereby agrees as follows:

1.Reference is hereby made to that certain Credit Agreement dated as of the date hereof by and among Cambium Learning Group, Inc., a Delaware corporation (“Holdings”), Cambium Learning, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Webster Bank, N.A., as administrative agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition have the meanings ascribed to them in the Credit Agreement.

2.VSS hereby agrees that all payments to VSS under the Management Agreement and all payment to VSS of retainers for each director on Holdings’ board of directors who is Affiliated with VSS (collectively, the “Restricted Payments”) are subject to the restrictions of Sections 7.06(e) and (i) of the Credit Agreement.

3.VSS agrees that it shall not, and shall not permit any of its Affiliates to, demand (including any action to collect), accept or receive any Restricted Payments, directly or indirectly, in violation of such restrictions and, further, if any such Restricted Payments shall be received by VSS in violation of such restrictions, such Restricted Payments shall be held in trust for the benefit of, and immediately shall be paid over or delivered and transferred to, the Administrative Agent for application to the payment of the Obligations in accordance with the terms of the Credit Agreement.  VSS further agrees that the rights of VSS to all such Restricted Payments are subordinated to the payment of the Obligations and that the failure to make any such Restricted Payments on account of such restrictions shall not constitute a default under the Management Agreement or otherwise on the part of the Holdings or any of its Subsidiaries.

4.VSS agrees that it shall not amend, supplement or otherwise modify the terms of the Management Agreement (i) to increase or add any new fee or other amount payable to VSS thereunder or (ii) in any other manner that would reasonably be expected to adversely affect the interests of the Administrative Agent or the Lenders.

5.VSS agrees that this letter agreement shall remain in full force and effect without regard to, and the obligations of VSS hereunder shall not be affected or impaired by:  (a) any amendment or modification of or additions or supplements to the Credit Agreement or any of the other Loan Documents; (b) any extension, indulgence or other action or inaction by any holder of any Obligations in respect of any of the Obligations; (c) any default on the part of the Holdings, the Borrower, any other Loan Party or any other Person under, or any invalidity or unenforceability of or any irregularity or other defect in, any of the Loan Documents; (d) any exercise or nonexercise by any holder of any Obligations of any right, remedy, power or privilege in respect of any of the Obligations; (e) any partial or complete release of any other Person primarily or secondarily liable for the Obligations; or (f) any other circumstance or cause, whether similar or dissimilar to any of the foregoing, that might constitute a legal or equitable discharge or defense of VSS, in any case whether or not VSS shall have had notice or knowledge thereof. VSS hereby waives all rights it may have to any notice required to be given under any law with respect to any of the foregoing.

6.THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.This letter agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

8.The terms of this letter agreement may be amended only by a written instrument signed by VSS, Holdings, the Borrower and the Administrative Agent.

9. The Loan Parties party hereto hereby acknowledge the foregoing letter agreement and agree not to take any action in contravention of the terms hereof.

10.VSS agrees that this letter agreement shall be enforceable by you and by your successors and assigns (including any holder of any Obligations) against VSS and its successors and assigns.

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Our signatures below indicate our assent to the terms of this letter agreement as of the date set forth above.

Very truly yours,

VSS FUND MANAGEMENT LLC

By: /s/  Jeffrey T. Stevenson
Name: Jeffrey T. Stevenson
Title: Managing Director

[Management Fee Subordination Agreement]

Acknowledged and agreed to:

CAMBIUM LEARNING, INC.

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

CAMBIUM LEARNING GROUP, INC.

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

EXPLORELEARNING, LLC

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

KURZWEIL EDUCATION, INC.

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

LAZEL, INC.

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

[Signatures continue]

[Management Fee Subordination Agreement]

LEARNING A-Z, LLC

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

VOYAGER SOPRIS LEARNING, INC.

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

VSS-CAMBIUM HOLDINGS II CORP.

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

VSS-CAMBIUM HOLDINGS IV, LLC

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

[Management Fee Subordination Agreement]

Acknowledged and agreed to:

WEBSTER BANK, N.A.,

as Administrative Agent

By:_ /s/ Andre Paquette

Name: Andre Paquette
Title: Senior Vice President

[Management Fee Subordination Agreement]